   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 24, 1997
                                                           REGISTRATION NO. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                            ----------------------

                          AVERY DENNISON CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                   95-1492269
  (STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NO.)

                       150 NORTH ORANGE GROVE BOULEVARD
                          PASADENA, CALIFORNIA 91103
                                (626) 304-2000
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                  __________

                          AVERY DENNISON CORPORATION
                           1996 STOCK INCENTIVE PLAN

                                  __________
                                                            Copy to:

    ROBERT G. VAN SCHOONENBERG, ESQ.                  LINDA H. EDWARDS, ESQ.
         SENIOR VICE PRESIDENT                           LATHAM & WATKINS
          AND GENERAL COUNSEL                          633 WEST FIFTH STREET
       AVERY DENNISON CORPORATION                           SUITE 4000
    150 NORTH ORANGE GROVE BOULEVARD               LOS ANGELES, CALIFORNIA 90071
       PASADENA, CALIFORNIA 91103                         (213) 485-1234
            (626) 304-2000
   (Name, Address, Including Zip Code,
and Telephone Number, Including Area Code, of Agent for Service)


                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                                        PROPOSED
                                         AMOUNT        PROPOSED          MAXIMUM
                                       OF SHARES        MAXIMUM         AGGREGATE     AMOUNT OF
       TITLE OF EACH CLASS OF            TO BE      OFFERING PRICE      OFFERING     REGISTRATION
     SECURITIES TO BE REGISTERED       REGISTERED    PER SHARE(1)         PRICE          FEE
------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value........   5,000,000     $ 34.9375       $193,441,800      $58,620
                                                         and
                                                      $40.34375
Preferred Share Purchase Rights (2)..
                                        5,000,000        (2)              (2)            $100
======================================================================================================

(1) For purposes of computing the registration fee only. Pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon (1) the exercise price per share ($34.9375) of outstanding options for 1,531,000 shares and (2) for the remaining 3,469,000 shares, upon the average of the high and low prices for the Company's Common Stock on the composite tape for the New York Stock Exchange on October 22, 1997.

(2) Rights are attached to and trade with Common Stock of the Company. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock. Fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933.
================================================================================

                                    PART I

Item 1. Plan Information

          Not required to be filed with this Registration Statement.


Item 2. Registrant Information and Employee Plan Annual Information

          Not required to be filed with this Registration Statement.


                                    PART II

Item 3. Incorporation of Documents by Reference

          The following documents filed with the Commission by Avery Dennison Corporation, a Delaware corporation (the "Company" or the "Registrant"), are incorporated as of their respective dates in this Registration Statement by reference:

          A. The Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1996; and

          B. All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 28, 1996.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

          Not required to be described in this Registration Statement.


Item 5. Interests of Named Experts and Counsel

          Not applicable.


Item 6. Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any proceedings, against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Article VI of the Registrant's Bylaws requires indemnification of the Registrant's officers and directors to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant maintains insurance covering certain liabilities of the directors and officers of the Registrant and its subsidiaries. The Registrant has also entered into contractual arrangements with its directors and officers pursuant to which such persons may be entitled to indemnity from the Registrant against certain liabilities arising from the discharge of their duties in such capacities.

Item 7. Exemption from Registration Claimed

          Not applicable.


Item 8.   Exhibits

          4.1 Avery Dennison Corporation 1996 Stock Incentive Plan (incorporated by reference to the Company's 1996 Annual Report on Form 10-K)

          5.1  Opinion of Latham & Watkins.

          23.1 Consent of Coopers & Lybrand.

          23.2 Consent of Latham & Watkins (included in Exhibit 5.1).

          24 Power of Attorney (included in the signature page of this Registration Statement).


Item 9.   Undertakings

          (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pasadena, State of California, on this 23rd day of October, 1997.

                               AVERY DENNISON CORPORATION

                               By:  /s/ Thomas E. Miller
                                  ----------------------------
                                        Thomas E. Miller
                                  Interim Chief Financial Officer
                                   Vice President and Controller


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes Charles D. Miller, Philip M. Neal and Thomas E. Miller, or any of them, as attorney-in-fact, with full power of substitution, to sign on his or her behalf, individually and in such capacity stated below, and to file any amendments, including post-effective amendments or supplements, to this Registration Statement.

     SIGNATURE                           TITLE                     DATE
     ---------                           -----                     ----
/s/ Charles D. Miller              Chairman and Chief        October 23, 1997
-----------------------------
Charles D. Miller                  Executive Officer;
                                   Director

/s/ Philip M. Neal                President and Chief        October 23, 1997
-----------------------------
Philip M. Neal                    Operating Officer;
                                  Director

/s/ Thomas E. Miller              Interim Chief Financial    October 23, 1997
-----------------------------
Thomas E. Miller                  Officer, Vice President
                                  and Controller
                                  (Principal Financial and
                                  Accounting Officer)

     SIGNATURE                      TITLE                   DATE
     ---------                      -----                   ----
/s/ Dwight L. Allison, Jr.          Director                October 23, 1997
-----------------------------
Dwight L. Allison, Jr.


/s/ John C. Argue                   Director                October 23, 1997
-----------------------------
John C. Argue


/s/ Joan T. Bok                     Director                October 23, 1997
-----------------------------
Joan T. Bok


/s/ Frank V. Cahouet                Director                October 23, 1997
-----------------------------
Frank V. Cahouet


/s/ Richard M. Ferry                Director                October 23, 1997
-----------------------------
Richard M. Ferry


/s/ Peter W. Mullin                 Director                October 23, 1997
-----------------------------
Peter W. Mullin


/s/ Sidney R. Petersen              Director                October 23, 1997
-----------------------------
Sidney R. Petersen


/s/ John B. Slaughter               Director                October 23, 1997
-----------------------------
John B. Slaughter

                                      S-2